EXHIBIT 32.1

8CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350 AS ADOPTED

PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to Section 905 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code), I, Paul Russo, Chief Executive Officer of Kyto Technology and Life Science, Inc., a Florida corporation (the "Company"), do hereby certify, to the best of my knowledge, that:

(1)
The Company's Annual Report on Form 10-K for the period ended March 31, 2018, as filed with the Securities Exchange Commission on the date hereof (the "Report") fully complies, in all material respects, with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company for the periods presented therein.

Date: June 28, 2018	By:	/s/ Paul Russo
Paul Russo
Chief Executive Officer